[Letterhead of PricewaterhouseCoopers LLP]

Exhibit 23.2

PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers Place

250 Howe Street, Suite 700

Vancouver, British Columbia

Canada V6C 357

Telephone + 1 604 806 7000

Facsimile + 1 604 806 7806

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated February 25, 2004, except for notes 10 and 11 which are as of December 21, 2004 relating to the financial statements of Peru Copper Inc. as of December 31, 2003 and for the period from April 24, 2003 to December 31, 2003, which appear in such Registration Statement.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

(Signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia

December 21, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.